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                                                                     Exhibit 5


           [LETTERHEAD OF FULBRIGHT & JAWORSKI LLP. APPEARS HERE]


                                  June 3, 1994



     Kaneb Services, Inc.
     2400 Lakeside Boulevard, Sixth Floor
     Richardson, TX  75082

     Gentlemen:

            We have acted as counsel for Kaneb Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,600,000 shares of the Company's common stock, no par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1994 Stock Incentive Plan (the "Plan").

            In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

            We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

            Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

            The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware.
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     Kaneb Services, Inc.
     June 3, 1994
     Page 2



            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,



                                      Fulbright & Jaworski L.L.P.